Exhibit 99.2

Cadiz Inc. Announces Pricing of Public Offering of Common Stock

LOS ANGELES, CA, December 1, 2016 – Cadiz Inc. (NASDAQ: CDZI) (“Cadiz” or the “Company”) today announced the pricing of an underwritten public offering of 1,000,000 shares of its common stock at a price to the public of $9.75 per share. The gross proceeds from this offering are expected to be approximately $9.75 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The net proceeds from this offering, after deducting underwriting discounts and commissions, are anticipated to be approximately $9.26 million. The offering is expected to close on or about December 6, 2016, subject to customary closing conditions. The Company has granted the underwriters a 30-day option to purchase up to an additional 150,000 shares of common stock in connection with the public offering.

The Company expects to use the net proceeds from this offering to fund its ongoing development of the Cadiz Valley Water Conservation, Recovery and Storage Project (the “Cadiz Water Project”) and for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses.

B. Riley & Co., LLC is acting as sole book-runner in the offering.

The shares of common stock described above are being offered by Cadiz pursuant to a registration statement (No. 333-214318) filed by the Company with the Securities and Exchange Commission (“SEC”) that has been declared effective. A preliminary prospectus supplement and accompanying base prospectus related to the offering was filed with the SEC on November 30, 2016 and a final prospectus supplement and accompanying base prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying base prospectus relating to the offering, when available, may be obtained from B. Riley & Co., LLC, 11100 Santa Monica Blvd., Suite 800 Los Angeles California 90025, or by telephone at (888) 295-0155, or by email at capitalmarkets@brileyco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cadiz

Founded in 1983, Cadiz Inc. is a publicly-held renewable resources company that owns 70 square miles of property with significant water resources in Southern California. We maintain an organic agricultural development in the Cadiz Valley of eastern San Bernardino County, California and are partnering with public water agencies to implement the Cadiz Water Project, which over two phases will create a new water supply for approximately 100,000 Southern California families and make available up to 1 million acre-feet of new groundwater storage capacity for the region. We abide by a wide-ranging “Green Compact” focused on environmental conservation and sustainable practices to manage its land, water and agricultural resources. For more information about Cadiz, visit http://www.cadizinc.com/.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, our ability to satisfy the closing conditions related to the offering, or close the offering on the expected closing date or at all, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

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Contact:

Courtney Degener

213.271.1603

cdegener@cadizinc.com